EXHIBIT 5

                            ROBERT BRANTL, ESQ.
                             322 Fourth Street
                            Brooklyn, NY 11215
                               718-768-6045

January 18, 2005

Global Concepts, Ltd.
14 Garrison Inn Lane
Garrison, NY 10524

Gentlemen:

With reference to the Registration Statement on Form S-8 which Global Concepts, Ltd. proposes to file with the Securities and Exchange Commission registering 20,000,000 common shares which may be offered and sold by Global Concepts, Ltd. under the 2005 Equity Incentive Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                              Yours,


                              /s/Robert Brantl
                              ----------------
                              Robert Brantl